SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): August 7, 2001

                                  Piranha, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                     0-20190                36-3859518
     (State or other jurisdiction      (Commission             (IRS Employer
        of incorporation)               File Number)         Identification No.)


                     33 N. LaSalle Street, 33rd Floor     60602
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 312-553-6666.

                    Information to be included in the report

Item 4. Changes in Registrant's Certifying Accountant.

     On August 7, 2001, the accounting firm that purported to represent the Company, Killman, Murrell & Co., P.C., was discharged by the Company.

     Michael Killman, a principal of Killman, Murrell & Co., P.C., Killman, Murrell & Co., P.C., among others, have been named defendants in a lawsuit filed by the Company in the Circuit Court of Cook County, Illinois, Case No. 01 CH 12761 as more fully described in Item 5 below.

Item 5. Other Events.

     By the vote of the stockholders of the Company owning a majority of the issued and outstanding shares of Common Stock, Edward W. Sample has been removed as a director of the Company. Also, to the extent Michael Steele and/or Michael
T. Churchill were or purported to be directors of the Company they have likewise been removed. To the extent Robert A. Forrester purported to act as Company counsel he has been discharged by the Company.

     Messrs. Sample, Steele and Churchill have also been removed from all positions they held or purported to have held with the Company or any of its subsidiaries.

     Richard S. Berger was elected as the sole director of the Company by the stockholders of the Company owning a majority of the issued and outstanding shares of Common Stock

     On August 7, 2001, the Company and its subsidiary Zideo.com, Inc. filed a lawsuit entitled Piranha, Inc. and Zideo.com, Inc. v. Edward W. Sample; Michael Steele; Michael T. Churchill; Robert A. Forrester; Michael Killman; Killman, Murrell & Co.; and SundayOnline.com, Inc. in the Circuit Court of Cook County, Illinois, Case No. 01 CH 12761. The lawsuit alleges, inter alia, breach of fiduciary duty and fraud against the individual defendants and breach of contract against SundayOnLine.com, Inc. Damages of $500,000 are sought against SundayOnLine.com, Inc. for breach of contract and against Messrs. Sample, Steele, Churchill, Forrester, Killman and Killman, Murrell & Co. for their alleged refusal to file suit against SundayOnLine.com, Inc. under the contract alleged to have been breached as well as other matters. The lawsuit also seeks $35,000,000 in damages from Messrs. Sample, Steele, Churchill, Forrester, Killman and Killman, Murrell & Co. for allegedly issuing false and misleading press releases about the Company which are alleged to have had a negative impact on the price at which shares of Company Common Stock were traded. The lawsuit also seeks to enjoin Messrs. Sample, Steele, Churchill, Forrester, Killman and Killman, Murrell & Co. and others under their from acting in any capacity for the Company and its subsidiaries whether as officer, director, attorney or accountant.

                                   Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                   Piranha, Inc.
                                                   (Registrant)

Date: August 8, 2001                            /s/ Richard S. Berger
                                                    Richard S. Berger, President